EXHIBIT 10.3

[North Carolina]

(COLLATERAL IS OR INCLUDES FIXTURES)

DEED OF TRUST, SECURITY AGREEMENT AND

ASSIGNMENT OF LEASES AND RENTS

THIS DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS dated as of April 29, 2003 is made by THE COLOR WORKS, INC., a North Carolina corporation (“Grantor”), whose address is c/o Bush Industries, Inc., Mason Drive Industrial Park, P.O. Box 460, Jamestown, New York 14702, to C. Patrick Crosby, Jr., Esq., a North Carolina resident, (“Trustee”) whose address is c/o Kilpatrick Stockton LLP, 1001 West Fourth Street, Winston-Salem, NC 27101-2400, for the use and benefit of JPMORGAN CHASE BANK, a New York banking corporation, as administrative agent for the Lenders referred to below (in such capacity, “Beneficiary”), whose address is 270 Park Avenue, New York, New York 10017. References to this “Deed of Trust” shall mean this instrument and any and all renewals, modifications, amendments, supplements, restatements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

Background

A. Bush Industries, Inc. (the “Company”) has entered into that certain Credit and Guarantee Agreement, dated as of June 26, 1997 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among the Company, each Foreign Subsidiary Borrower (as defined in the Credit Agreement) (together with the Company, the “Borrowers”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and Beneficiary, as amended by a First Amendment, dated as of August 17, 1998, among the Borrowers, the Lenders and Beneficiary, a Second Amendment, dated as of December 31, 1998, among the Borrowers, the Lenders and the Beneficiary, a Third Amendment and Consent, dated as of March 31, 1999, among the Borrowers, the Lenders and Beneficiary, a Fourth Amendment, dated as of February 29, 2000, among the Borrowers, the Lenders and Beneficiary, a Fifth Amendment, dated as of May 2, 2000, among the Borrowers, the Lenders and Beneficiary, a Sixth Amendment, dated as of December 28, 2001, among the Borrowers, the Lenders and Beneficiary, and a Seventh Amendment, dated as of February 28, 2003, among the Borrowers, the Lenders and Beneficiary. The terms of the Credit Agreement are incorporated by reference in this Deed of Trust as if the terms thereof were fully set forth herein.

Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References in this Deed of Trust to the “Default Rate” shall mean the interest rate provided for in subsection 6.1(e) of the Credit Agreement.

B. Grantor is the owner of the parcel(s) of real property described on Schedule A attached hereto (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the “Improvements”), being collectively referred to as the “Real Estate”).

C. Pursuant to the terms and conditions of the Credit Agreement, the Lenders have agreed to make certain Loans to the Borrowers. The maximum aggregate principal amount of the Loans outstanding at any one time shall not exceed $163,000,000.

D. Pursuant to the Domestic Subsidiary Guarantee dated as of June 26, 1997 made by Grantor and certain of the Company’s subsidiaries in favor of Beneficiary for the benefit of Lenders (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Guarantee”), Grantor has guaranteed payment of all indebtedness and obligations of the Borrowers under the Credit Agreement and the other Loan Documents.

E. The Borrowers are members of an affiliated group of companies that include Grantor. Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement.

F. The obligations of the Lenders to make the Loans, to issue any Letters of Credit and to enter into any Hedge Agreements are conditioned upon, among other things, the execution and delivery by Grantor of this Deed of Trust.

Granting Clauses

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees that to secure the following (the “Obligations”):

(a) the due and punctual payment and performance by Grantor of any and all of its obligations and liabilities, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Guarantee, including, without limitation, payment of the unpaid principal of and interest on the Loans, the Reimbursement Obligations and all other obligations and liabilities of any Borrower to Beneficiary or the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Guarantee, the Notes, the Letters of Credit, the Applications, the other Loan Documents or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to Beneficiary or to the Lenders that are required to be paid by any Borrower or the Guarantors pursuant to the terms of the Credit Agreement, the Guarantee, this Deed of Trust or any other Loan Document);

(b) the payment of all other obligations and liabilities of Grantor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with the Credit Agreement, the Guarantee, this Deed of Trust, any other document or guaranty securing payment of the Obligations (the “Security Documents”) and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Credit Agreement, the Guarantee, the Notes, the Letters of Credit, this Deed of Trust and the other Security Documents and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment and performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the “Loan Documents”), in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to Beneficiary or to the Lenders that are required to be paid by such Guarantor pursuant to the Guarantee or any other Loan Document); and

(c) the performance and observance of each obligation, term, covenant and condition to be performed or observed by Grantor under, in connection with or pursuant to the provisions of the Credit Agreement, the Notes, the Letters of Credit, the Guarantee, the Hedge Agreements, this Deed of Trust and any of the other Security Documents or any of the other Loan Documents to which Grantor is a party;

GRANTOR HEREBY CONVEYS TO TRUSTEE AND HEREBY GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO TRUSTEE, IN TRUST WITH POWER OF SALE FOR THE USE AND BENEFIT OF BENEFICIARY, AND GRANTS BENEFICIARY AND TRUSTEE A SECURITY INTEREST IN:

(A) the Real Estate;

(B) all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate or any part thereof;

(C) all right, title and interest of Grantor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(D) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings and fittings, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the “Equipment”);

(E) all right, title and interest of Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Grantor;

(F) all right, title and interest of Grantor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Trust Property (as defined below) (collectively, the “Rents”);

(G) all right, title and interest of Grantor in and to all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising;

(H) all of Grantor’s interest in, to and under insurance policies now or subsequently obtained by Grantor relating to the Real Estate or Equipment and Grantor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

(I) all right, title and interest of Grantor in and to (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements or options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate;

(J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Beneficiary as provided in this Deed of Trust; all capital, operating, reserve or similar accounts held by or on behalf of Grantor and related to the operation of the Trust Property, whether now existing or hereafter arising and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts; and

(K) all proceeds, both cash and noncash, of the foregoing;

(All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses (A) through (E) are collectively referred to as the “Premises”, and those described in the foregoing clauses (A) through (K) are collectively referred to as the “Trust Property”).

TO HAVE AND TO HOLD the Trust Property and the rights and privileges hereby granted unto Trustee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and fully performed.

Terms and Conditions

Grantor further represents, warrants, covenants and agrees with Trustee and Beneficiary as follows:

1. Warranty of Title. Grantor warrants that it has good record title in fee simple to the Premises and good title to the rest of the Trust Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Beneficiary to insure the lien of this Deed of Trust and any other lien or encumbrance as permitted by Section 10.5 of the Credit Agreement (the “Permitted Exceptions”). Grantor shall warrant, defend and preserve such title and the lien of this Deed of Trust against all claims of all persons and entities.

2. Payment of Obligations. Grantor shall pay and perform the Obligations at the times and places and in the manner specified in the Guarantee and the other Loan Documents.

3. Requirements. (a) Grantor shall promptly comply, in all material respects, with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, “Governmental Authority”) which has jurisdiction over the Trust Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Trust Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Trust Property, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Grantor or to any of the Trust Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Trust Property are collectively referred to as the “Legal Requirements”.

(b) From and after the date of this Deed of Trust, Grantor shall not by act or omission permit any building or other improvement on any premises not subject to the lien created by this Deed of Trust to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Grantor hereby assigns to Beneficiary any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Grantor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Grantor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements. Any act or omission by Grantor which would result in a violation of any of the provisions of this subsection shall be void.

4. Payment of Taxes and Other Impositions. (a) Promptly when due, Grantor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Trust Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes, and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Trust Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the “Impositions”). Upon request by Beneficiary, Grantor shall deliver to Beneficiary (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to Beneficiary showing the payment of any other such Imposition. If by law any Imposition, at Grantor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Grantor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(b) Nothing herein shall affect any right or remedy of Trustee or Beneficiary under this Deed of Trust or otherwise, without notice or demand to Grantor, to pay any Imposition after the date such Imposition shall have become due and to add to the Obligations guaranteed by Grantor and secured by this Deed of Trust the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Trustee or Beneficiary in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Deed of Trust, and (ii) payable on demand by Grantor to Trustee or Beneficiary, as the case may be, together with interest at the Default Rate as set forth above.

(c) Grantor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Grantor’s covenant to pay any such Imposition at the time and in the manner provided in this Section unless (i) Grantor has given prior written notice to Beneficiary of Grantor’s intent so to contest or object to an Imposition, (ii) Grantor shall demonstrate to Beneficiary’s satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Trust Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings and (iii) Grantor shall furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to Beneficiary in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Real Estate or any part of the Trust Property.

5. Insurance. (a) Grantor shall maintain or cause to be maintained on all of the Premises:

(i) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an “all risk” policy or a fire policy covering “special” causes of loss. The policy shall include building ordinance law endorsements and the policy limits shall be automatically reinstated after each loss, except for flood or earth movement or other coverage which has an annual aggregate limit of liability.

(ii) commercial general liability insurance under a policy including the “broad form CGL endorsement” (or which incorporates the language of such endorsement), covering all claims for personal injury, bodily injury or death, subject to standard exclusions of such policy, or property damage occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to injury and property damage relating to any one occurrence plus such excess limits as Beneficiary shall request from time to time;

(iii) when and to the extent required by Beneficiary, insurance against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated;

(iv) insurance against rent loss, extra expense or business interruption (and/or soft costs, in the case of new construction), if applicable, in amounts satisfactory to Beneficiary, but not less than one year’s gross rent or gross income;

(v) boiler and machinery property insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against rent, extra expense, business interruption and soft costs, if applicable, arising from any such breakdown, in such amounts as are reasonably satisfactory to Beneficiary but not less than the lesser of $1,000,000 or 10% of the value of the Improvements;

(vi) if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount satisfactory to Beneficiary, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended; and

(vii) such other insurance in such amounts as Beneficiary may reasonably request from time to time.

(b) Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or materially amended without 30-days’ prior written notice to Beneficiary, except, in the event of cancellation for nonpayment of premium, then without 15-days’ prior written notice to Beneficiary, and (ii) with respect to all property insurance, provide for deductibles not to exceed $100,000, contain a “Replacement Cost Endorsement” without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Beneficiary), with loss payable solely to Beneficiary (modified, if necessary, to provide that proceeds in the amount of replacement cost may be retained by Beneficiary without the obligation to rebuild) as its interest may appear, without contribution, under a “standard” or “New York” Beneficiary clause acceptable to Beneficiary and be written by insurance companies having an A.M. Best Company, Inc. rating of A or higher and a financial size category of not less than XII, or otherwise as approved by Beneficiary. Liability insurance policies shall name Beneficiary (and Trustee, if Trustee shall so requires) as an additional insured and contain a waiver of subrogation against Beneficiary (and Trustee, if Trustee shall so request); all such policies shall indemnify and hold Beneficiary harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways. The amounts of each insurance policy and the form of each such policy shall at all times be reasonably satisfactory to Beneficiary. Each policy shall expressly provide that any proceeds which are payable to Beneficiary shall be paid by check payable to the order of Beneficiary only and requiring the endorsement of Beneficiary only. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Grantor or by any lessee of any part of the Trust Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever such insurance shall, in Beneficiary’s reasonable discretion, become unsatisfactory to Beneficiary, Grantor shall immediately obtain new or additional insurance satisfactory to Beneficiary. Grantor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Beneficiary in all respects.

(c) Grantor shall deliver to Beneficiary an original of each insurance policy required to be maintained, or a certificate of such insurance acceptable to Beneficiary, together with a copy of the declaration page for each such policy. Grantor shall (i) pay as they become due all premiums for such insurance, and (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, marked “premium paid,” or accompanied by such other evidence of payment satisfactory to Beneficiary with standard non-contributory mortgage clauses in favor of and acceptable to Beneficiary. Upon request of Beneficiary, Grantor shall use best efforts to cause its insurance underwriter or broker to certify to Beneficiary in writing that all the requirements of this Deed of Trust governing insurance have been satisfied

(d) If Grantor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Beneficiary, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Grantor shall pay to Beneficiary on demand such premium or premiums so paid by Beneficiary with interest from the time of payment at the Default Rate and the same shall be added to the Obligations guaranteed by Grantor and secured by this Deed of Trust and shall be collectible in the same manner as the Obligations guaranteed by Grantor and secured by this Deed of Trust.

(e) Grantor shall increase the amount of property insurance required to equal 100% replacement cost pursuant to the provisions of this Section at the time of each renewal of each policy (but not later than 12 months from the date of this Deed of Trust and each successive 12 month period to occur thereafter) by using the F.W. Dodge Building Index to determine whether there shall have been an increase in the replacement value since the most recent adjustment and, if there shall have been such an increase, the amount of insurance required shall be adjusted accordingly

(f) Grantor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Grantor or to any of the Trust Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Trust Property. Grantor shall not use or permit the use of the Trust Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Deed of Trust.

(g) If the Trust Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Grantor for any personal injury, bodily injury or property damage incurred on or about the Premises, Grantor shall give immediate notice thereof to Beneficiary. If the Trust Property is damaged by fire or other casualty and the cost to repair such damage is less than the lesser of (i) 5% of the replacement cost of the Improvements at the affected Real Estate site and (ii) $100,000, then provided that no Event of Default shall have occurred and be continuing, Grantor shall have the right to adjust such loss, and the insurance proceeds relating to such loss may be paid over to Grantor; provided that Grantor shall, promptly after any such damage, repair all such damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair. If the Trust Property is damaged by fire or other casualty, and the cost to repair such damage exceeds the above limit, or if an Event of Default shall have occurred and be continuing, then Grantor authorizes and empowers Beneficiary, at Beneficiary’s option and in Beneficiary’s sole discretion, as attorney-in-fact for Grantor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Beneficiary’s expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary. Beneficiary shall have the right to require Grantor to repair or restore the Trust Property, and Grantor hereby designates Beneficiary as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Beneficiary may be applied by Beneficiary toward reimbursement of all costs and expenses of Beneficiary in collecting such proceeds, and the balance, at Beneficiary’s option in its sole and absolute discretion, to the principal (to the installments in inverse order of maturity, if payable in installments) and interest due or to become due under the Loans, to fulfill any other Obligation of Grantor, to the restoration or repair of the property damaged, or released to Grantor. In the event Beneficiary elects to release such proceeds to Grantor, Grantor shall be obligated to use such proceeds to restore or repair the Trust Property. Application by Beneficiary of any insurance proceeds toward the last maturing installments of principal and interest due or to become due under the Loans shall not excuse Grantor from making any regularly scheduled payments due thereunder, nor shall such application extend or reduce the amount of such payments.

(h) In the event of foreclosure of this Deed of Trust or other transfer of title to the Trust Property, all right, title and interest of Grantor in and to any insurance policies then in force shall pass to the purchaser or grantee and Grantor hereby appoints Beneficiary its attorney-in-fact, in Grantor’s name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

(i) Grantor may maintain insurance required under this Deed of Trust by means of one or more blanket insurance policies maintained by Grantor; provided, however, that (A) any such policy shall specify, or Grantor shall furnish to Beneficiary a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Trust Property and any sublimits in such blanket policy applicable to the Premises and the other Trust Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Trust Property in an amount equal to the coverages required to be maintained by Grantor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Trust Property.

6. Restrictions on Liens and Encumbrances. Except for the lien of this Deed of Trust and the Permitted Exceptions, Grantor shall not further mortgage, nor otherwise encumber the Trust Property nor create or suffer to exist any lien, charge or encumbrance on the Trust Property, or any part thereof, whether superior or subordinate to the lien of this Trust and whether recourse or non-recourse.

7. Due on Sale and Other Transfer Restrictions. Except as expressly permitted under the Credit Agreement, Grantor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Trust Property.

8. Maintenance; No Alteration; Inspection; Utilities. (a) Grantor shall maintain or cause to be maintained all the Improvements in good condition and repair, ordinary wear and tear excepted, and shall not commit or suffer any waste of the Improvements. Grantor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever, the failure of which could reasonably be expected to result in a Material Adverse Effect. The Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of Beneficiary.

(b) Beneficiary and any persons authorized by Beneficiary shall have the right, with prior notice during normal business hours, to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies of all books, contracts and records of Grantor relating to the Trust Property.

(c) Grantor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

9. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property, or any portion thereof, Grantor will notify Beneficiary of the pendency of such proceedings. Grantor authorizes Beneficiary, at Beneficiary’s option and in Bendficiary’s sole discretion, as attorney-in-fact for Granro, to commence, appear in and prosecute, in Beneficiary’s or Grantor’s name, any action or proceeding relating to any condemnation of the Trust Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation. If Beneficiary elects not to participate in such condemnation proceeding, then Grantor shall, at its expense, diligently prosecute any such proceeding and shall consult with Beneficiary, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Beneficiary to be applied in the same manner as insurance proceeds, as provided above, and Grantor agrees to execute any such assignments of all such awards as Beneficiary may request.

10. Restoration. If Beneficiary elects to release funds to Grantor for restoration of any of the Trust Property, then such restoration shall be performed only in accordance with the following conditions:

(a) prior to the commencement of any restoration, the plans and specifications for such restoration, and the budgeted costs, shall be submitted to and approved by Beneficiary;

(b) prior to making any advance of restoration funds, Beneficiary shall be satisfied that the remaining restoration funds are sufficient to complete the restoration and to pay all related expenses, including interest on the Obligations and real estate taxes on the Premises, during restoration;

(c) at the time of any disbursement of the restoration funds, (A) no Default (as defined below) shall then exist, (B) no mechanics’ or materialmen’s liens shall have been filed and remain undischarged, except those discharged by the disbursement of the requested restoration funds and (C) a satisfactory bring-down or continuation of title insurance on the Premises shall be delivered to Beneficiary;

(d) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of satisfactory evidence of the stage of completion and of performance of the work in a good and workmanlike manner and in accordance with the contracts, plans and specifications acceptable to Beneficiary;

(e) with respect to each advance of restoration funds, Beneficiary may retain 10% of the amount of such advance as a holdback until the restoration is fully completed;

(f) the restoration funds shall bear no interest and may be commingled with Beneficiary’s other funds;

(g) Beneficiary may impose such other conditions as are customarily imposed by construction lenders; and

any restoration funds remaining shall be retained by Beneficiary and may be applied by Beneficiary, in its sole discretion, to the Obligations in the inverse order of maturity.

11. Leases. (a) Grantor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Trust Property other than in favor of Beneficiary, or (ii) except as expressly permitted under the Credit Agreement, without the prior written consent of Beneficiary, execute or permit to exist any Lease of any of the Trust Property.

(b) As to any Lease consented to by Beneficiary, Grantor shall:

(i) promptly perform all of the provisions of the Lease on the part of the lessor thereunder to be performed;

(ii) promptly enforce all of the provisions of the Lease on the part of the lessee thereunder to be performed;

(iii) appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Grantor as lessor or of the lessee thereunder;

(iv) exercise, within 5 days after a request by Beneficiary, any right to request from the lessee a certificate with respect to the status thereof;

(v) simultaneously deliver to Beneficiary copies of any notices of default which Grantor may at any time forward to or receive from the lessee;

(vi) promptly deliver to Beneficiary a fully executed counterpart of the Lease; and

(vii) promptly deliver to Beneficiary, upon Beneficiary’s request, an assignment of the Grantor’s interest under such Lease.

(c) Grantor shall deliver to Beneficiary, within 10 days after a request by Beneficiary, a written statement, certified by Grantor as being true, correct and complete, containing the names of all lessees and other occupants of the Trust Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by credit information with respect to the lessees and such other information as Beneficiary may request.

(d) All Leases entered into by Grantor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Deed of Trust unless Beneficiary shall otherwise elect in writing.

(e) As to any Lease now in existence or subsequently consented to by Beneficiary, and except as expressly permitted under the Credit Agreement, Grantor shall not accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall Grantor accept the payment of rent more than thirty (30) days in advance of its due date.

(f) If any act or omission of Grantor would give any lessee under any Lease the right, immediately or after lapse of a period of time, to cancel or terminate such Lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, such lessee shall not exercise such right until it has given written notice of such act or omission to Beneficiary and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice without a remedy being effected.

(g) In the event of the enforcement by Beneficiary of any remedy under this Deed of Trust, the lessee under each Lease shall, if requested by Beneficiary or any other person succeeding to the interest of Beneficiary as a result of such enforcement, attorn to Beneficiary or to such person and shall recognize Beneficiary or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Beneficiary or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Beneficiary or such successor in interest; (iii) liable for any previous act or omission of Grantor (or its predecessors in interest); (iv) responsible for any monies owing by Grantor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Grantor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Beneficiary or such successor in interest. Each lessee or other occupant, upon request by Beneficiary or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Grantor agrees that each Lease entered into after the date of this Deed of Trust shall include language to the effect of subsections (d)-(g) of this Section; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

12. Further Assurances. To further assure Beneficiary’s and Trustee’s rights under this Deed of Trust, Grantor agrees upon demand of Beneficiary or Trustee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Trust Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Beneficiary or Trustee to confirm the lien of this Deed of Trust and all other rights or benefits conferred on Beneficiary or Trustee by this Deed of Trust. Grantor, within 5 business days after request, shall deliver, in form and substance satisfactory to Beneficiary, a written statement, duly acknowledged, setting forth the amount of the Obligations, and whether any offsets, claims, counterclaims or defenses exist against the Obligations and certifying as to such other matters as Beneficiary shall reasonably request.

13. Beneficiary’s Right to Perform. If Grantor fails to perform any of the covenants or agreements of Grantor, Beneficiary or Trustee, without waiving or releasing Grantor from any obligation or default under this Deed of Trust, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Grantor to Beneficiary or Trustee (as the case may be) and the same shall be secured by this Deed of Trust and shall be an encumbrance on the Trust Property prior to any right, title to, interest in or claim upon the Trust Property attaching subsequent to the date of this Deed of Trust. No payment or advance of money by Beneficiary or Trustee under this Section shall be deemed or construed to cure Grantor’s default or waive any right or remedy of Beneficiary or Trustee.

14. Grantor’s Existence, etc.Grantor shall do all things necessary to preserve and keep in full force and effect its existence, material franchises, rights and privileges under the laws of the state in which it was formed and its right to own property and transact business in each state in which the Real Estate is located. Grantor represents and warrants that Grantor is a duly organized and validly existing corporation or general or limited partnership, as the case may be, in good standing, and this Deed of Trust has been executed by a duly authorized partner or officer thereof, as applicable. This Deed of Trust constitutes the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

15. Materials of Environmental Concern.

. (a) Neither Grantor nor, to the best knowledge of Grantor, any other person has ever caused or permitted any Materials of Environmental Concern to be released or disposed into the environment or on, under or at the Premises, or any part thereof, except in compliance with the Legal Requirements of any Governmental Authority regarding any Materials of Environmental Concern, except as may otherwise be disclosed in that certain Comprehensive Site Assessment Report, dated as of August 21, 2000, prepared for Mortgagor by Aquaterra Engineering, Inc. (the “Environmental Report”), a true and complete copy of which has been delivered to Mortgagee, and the Premises have never been used (whether by Grantor or, to the best knowledge of Grantor, by any other person, including any tenant) as a dump site for Materials of Environmental Concern or storage (whether permanent or temporary) site for any Materials of Environmental Concern in violation of any Legal Requirements of any Governmental Authority regarding any Materials of Environmental Concern.

(b) Grantor represents that to the best of Grantor’s knowledge and except as may otherwise be disclosed in the Environmental Report, (i) upon due inquiry, no Materials of Environmental Concern are present in the environment at the Premises as a result of any unpermitted disposal or release, and (ii) neither the Premises nor any site within the vicinity of the Premises is or has been adversely affected by any Materials of Environmental Concern or is in violation of any applicable Legal Requirement of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning Materials of Environmental Concern.

(c) Grantor shall comply with any and all applicable Legal Requirements governing the discharge and removal of Materials of Environmental Concern, shall pay immediately when due the costs of removal of any Materials of Environmental Concern, and shall keep the Premises free of any lien imposed pursuant to such Legal Requirements. In the event Grantor fails to do so, after notice to Grantor and the expiration of the earlier of (i) applicable cure periods hereunder, or (ii) the cure period permitted under the applicable Legal Requirement, Beneficiary may declare such failure an Event of Default or cause the Premises to be freed from the Materials of Environmental Concern and the cost of the removal with interest at the Default Rate shall immediately be due from Grantor to Beneficiary and the same shall be added to the Obligations guaranteed by Grantor and be secured by this Deed of Trust. Grantor further agrees not to release or dispose of any Materials of Environmental Concern at the Premises, except for the discharge or removal of Materials of Environmental Concern in compliance with all Legal Requirements, without the express approval of Beneficiary, which approval shall not be unreasonably withheld, and any such release or disposal shall comply with all applicable Legal Requirements and any conditions established by Beneficiary. In addition, in the event of any notice by a Governmental Authority of a violation of any Legal Requirement concerning any Materials of Environmental Concern at the Premises, upon prior written notice, (i) Beneficiary shall have the right to conduct an environmental audit of the Premises and Grantor shall cooperate in the conduct of such environmental audit, and (ii) Grantor shall give Beneficiary and its agents and employees access to the Premises to remove Materials of Environmental Concern, the presence of which violate any applicable Legal Requirement. Except to the extent that any loss, cost, damage or expense has been occasioned by the willful misconduct or gross negligence of Beneficiary, Grantor agrees to defend, indemnify and hold Beneficiary and Trustee free and harmless from and against all loss, costs, damage and expense (including attorneys’ fees and costs and consequential damages) Beneficiary or Trustee may sustain in connection with the Premises by reason of (i) the imposition or recording of a lien by any Governmental Authority pursuant to any Legal Requirement relating to hazardous or toxic wastes or substances or the removal thereof (“Environmental Laws”); (ii) claims of any private parties regarding violations of Environmental Laws; (iii) costs and expenses (including, without limitation, attorneys’ fees and fees incidental to the securing of repayment of such costs and expenses) incurred by Grantor, Beneficiary or Trustee in connection with the removal of any such lien or in connection with Grantor’s, Beneficiary’s or Trustee’s compliance with any Environmental Laws; and (iv) the assertion against Beneficiary or Trustee by any party of any claim in connection with Materials of Environmental Concern, except to the extent that any loss, cost, damage or expense has been occasioned by the willful misconduct or gross negligence of Beneficiary.

(d) For the purposes of this Deed of Trust, “Materials of Environmental Concern” means and includes any hazardous, nuclear, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called “Superfund” or “Superlien” law, or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, nuclear, toxic or dangerous waste, substance or material, as now or at any time in effect.

(e) The foregoing indemnification shall be a recourse obligation of Grantor and shall survive repayment of the Loans, notwithstanding the delivery of any satisfaction, release or release deed, discharge or deed of reconveyance, the assignment of this Deed of Trust by Beneficiary or the replacement of Trustee by a substitute trustee.

16. Asbestos. Grantor shall not install or permit to be installed in the Premises friable asbestos or any substance containing asbestos and deemed hazardous and not permitted for use by any Legal Requirement respecting such material, or any other building material deemed to be harmful, hazardous or injurious by relevant Legal Requirements.

17. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (each an “Event of Default”):

(a) an Event of Default shall occur under the Credit Agreement;

(b) a failure to make payment of any other sums required to be paid hereunder or under the Loan Documents (including, without limitation, any Imposition) within the period required by specific provision of this Deed of Trust or, if no such period is so provided, by no later than three days after written notice; or

(c) a failure (i) to keep in force the insurance required by this Deed of Trust, or (ii) to comply with and conform to all provisions and requirements of the insurance policies and the insurers thereunder which would affect Grantor’s ability to keep in force the insurance required by this Deed of Trust or to collect any proceeds therefrom, or (iii) to comply with any other material provisions of this Deed of Trust regarding insurance; or

(d) upon default, five business days after request, in furnishing a statement of the outstanding amount secured by this Deed of Trust and whether any offset or defense exists against the Obligations; or

(e) upon the actual waste, removal or demolition of, or material alteration to, any part of the Premises (other than necessary replacements of worn or obsolete Equipment), or construction of any new Improvements; or

(f) upon failure to comply promptly with any Legal Requirement or order or notice of violation of law or ordinance issued by any Governmental Authority having jurisdiction over the Premises, which failure could materially and adversely affect the Trust Property; or

(g) if any representation or warranty made by Grantor in this Deed of Trust, any other Loan Document or any certificate, document or financial or other statement furnished under or in connection with the Loan Documents shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(h) if the Trust Property, or a substantial portion thereof, is damaged or destroyed by an uninsured casualty and Grantor does not immediately provide funds for the restoration of the damage caused by such casualty; or

(i) failure of Grantor to duly perform and observe, or a violation or breach of, any other terms, covenants, provisions or conditions of Sections 6 or 7 of this Deed of Trust; or

(j) any guaranty of payment or performance of any of the Obligations shall cease for any reason to be in full force and effect or any Guarantor shall so assert in writing or any default shall occur under any such guaranty or any representation or warranty made by any Guarantor to or for the benefit of Beneficiary shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(k) a failure of Grantor to duly perform and observe, or a violation or breach of, any other terms, covenants, provisions or conditions of this Deed of Trust and the continuation thereof for a 30-day period after notice shall have been given to Grantor by Beneficiary specifying such default and requiring such default be remedied; which period may be extended to the extent required (but not longer than 180 days) if such default is not susceptible of cure within 30 days so long as Grantor has commenced to cure such default within such 30-day period and is thereafter diligently prosecuting such cure to completion and so long as such delay is not likely to have a material adverse effect on either the Trust Property or Beneficiary’s rights under this Deed of Trust; provided, however, any such default that can be cured by the payment of money shall be promptly cured after notice by Beneficiary.

18. Remedies. (a) Upon the occurrence and continuance of any Event of Default, in addition to any other rights and remedies Beneficiary may have pursuant to the Loan Documents, or as provided by law, and without limitation, if such event is an Event of Default specified in clause (i) or (ii) of paragraph 12(f) of the Credit Agreement with respect to the Company, automatically the Revolving Credit Commitments and Swing Line Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under the Credit Agreement, this Deed of Trust and any other Loan Documents (including, without limitation, all Reimbursement Obligations, regardless of whether or not such Reimbursement Obligations are then due and payable) shall immediately become due and payable, and if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Beneficiary may, or upon the request of the Required Lenders, the Beneficiary shall, by notice to the Company declare the Revolving Credit Commitments and Swing Line Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments and Swing Line Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Beneficiary may, or upon the request of the Required Lenders, the Beneficiary shall, by notice to the Company, declare the Loans (with accrued interest thereon) and all other amounts owing under the Credit Agreement, this Deed of Trust and any other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as provided above in this Section, presentment, demand, protest, notice of acceleration, notice of intent to accelerate and all other notices of any kind are hereby waived. In addition, upon the occurrence and continuance of any Event of Default, Beneficiary, to the extent permitted by applicable law, may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

(i) Beneficiary may elect to foreclose under power of sale, in which case it shall be lawful for, and the duty of, Trustee, upon receipt by Trustee of a written declaration of default and demand for sale by Beneficiary, to sell (and, in case of any default of any purchaser, resell) the Trust Property, in whole or in part or parcels (without regard to the right of any party to a marshalling of assets, Grantor hereby expressly waiving any such right), such sale in whole or in part or parcels to be determined by Trustee in his sole discretion (Grantor hereby expressly consenting thereto), at public venue to the highest bidder for cash at the door of the Court House then customarily employed for that purpose in the city where the Real Estate is located, after having given such notice of hearing as to commencement of foreclosure proceedings and having obtained such findings or leave of Court as may then be required by law and then having given such notice of the time and place of sale and a description of the property to be sold and by advertisement published as is provided by the laws of the State of North Carolina then in effect, and by such other methods, if any, as Beneficiary may deem desirable or as may be required or permitted by applicable law. The Trustee shall receive the proceeds of such sale and, after retaining a reasonable commission for his services, if such commission is customary in the applicable jurisdiction, together with reasonable attorneys fees incurred by the Trustee in such proceeding, apply such proceeds to the cost of sale, including, but not limited to, costs of collection, taxes, assessments, costs of recording, service fees and incidental expenditures, the amount due on the Note secured hereby and advancements and other sums expended by the Beneficiary according to the provisions hereof and otherwise as required by the then existing law relating to foreclosures. If permitted by the then existing law relating foreclosures, the Trustee may sell and convey the Trust Property under the power aforesaid, although the Trustee has been, may now be or may hereafter be attorney or agent or employee of the Beneficiary with respect to the Obligations or with respect to any matter or business whatsoever. If permitted by the then existing law relating to foreclosures, Trustee may adjourn from time to time any sale by him to be made under or by virtue or this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Trustee, without further notice or publication, except for any notice or publication as may be required by the then existing law, may make such sale at the time and place to which the same shall be adjourned.

(ii) Beneficiary may, to the extent permitted by applicable law, (A) institute and maintain an action of judicial foreclosure against all or any part of the Trust Property, (B) institute and maintain an action on the Obligations, or (C) take such other action at law or in equity for the enforcement of this Deed of Trust or any of the Loan Documents as the law may allow. Beneficiary may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Beneficiary from the date of judgment until actual payment is made of the full amount of the judgment.

(iii) Beneficiary may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Obligations enter into and upon the Trust Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Trust Property to Beneficiary upon demand at any such time) and use, operate, manage, maintain and control the Trust Property and every part thereof. Following such entry and taking of possession, Beneficiary shall be entitled, without limitation, (x) to lease all or any part or parts of the Trust Property for such periods of time and upon such conditions as Beneficiary may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Trust Property as Beneficiary shall deem appropriate as fully as Grantor might do.

(b) Beneficiary, in any action to foreclose this Deed of Trust in a judicial procedure or in connection with the exercise of any non-judicial power of sale by Trustee, shall be entitled to the appointment of a receiver. In case of a trustee’s sale or foreclosure sale, the Real Estate may be sold, at Beneficiary’s election, in one parcel or in more than one parcel and Beneficiary is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Trust Property to be held.

(c) Upon completion of any sale or sales made by Trustee under or by virtue of this Deed of Trust and upon satisfaction of any up-set bid period required by law, Trustee shall execute and deliver to the purchaser or purchasers at such sale or sales a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest of the Trustee in and to the property and rights sold. Any such sale or sales made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights to be sold, and shall be a perpetual bar both at law and in equity, of Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Grantor. The purchaser at any foreclosure sale hereunder may disaffirm any easement granted or Lease made in violation of any provision of this Deed of Trust, and may take immediate possession of the Trust Property free from, and despite the terms of, such grant of easement or rental or lease agreement.

(d) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Deed of Trust, Beneficiary or Trustee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Beneficiary and Trustee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Deed of Trust.

19. Right of Beneficiary to Credit Sale. Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Deed of Trust the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust, the Notes, if any, the Loan Documents and any other documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

20. Appointment of Receiver. To the extent permitted by applicable law, if an Event of Default shall have occurred and be continuing, Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Obligations or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Trust Property, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Trust Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Property unless such receivership is sooner terminated.

21. Extension, Release, etc. (a) Without affecting the lien or charge of this Deed of Trust upon any portion of the Trust Property not then or theretofore released as security for the full amount of the Obligations, Beneficiary may, from time to time and without notice, agree to (i) release any person liable for the Obligations, (ii) extend the maturity or alter any of the terms of the Obligations or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary’s option any parcel, portion or all of the Trust Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Deed of Trust shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien created by this Deed of Trust until the lien amount shall equal the principal amount of the Obligations outstanding.

(b) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect the lien created by this Deed of Trust or any liens, rights, powers or remedies of Beneficiary or Trustee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

(c) If Beneficiary shall have the right to foreclose this Deed of Trust or to direct the Trustee to exercise its power of sale, Grantor authorizes Beneficiary at its option to foreclose the lien of this Deed of Trust (or direct the Trustee to sell the Trust Property, as the case may be) subject to the rights of any tenants of the Trust Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Trust Property by Trustee, or to terminate such tenant’s rights in such sale will not be asserted by Grantor as a defense to any proceeding instituted by Beneficiary to collect the Obligations or to foreclose the lien created by this Deed of Trust.

(d) Unless expressly provided otherwise, in the event that Beneficiary’s interest in this Deed of Trust and title to the Trust Property or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid lien on the Trust Property for the amount secured hereby.

22. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Deed of Trust shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the “Code”) of the State of North Carolina. If an Event of Default shall occur under this Deed of Trust, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Property in accordance with Beneficiary’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Beneficiary shall elect to proceed under the Code, then ten days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, attorneys’ fees and legal expenses. At Beneficiary’s request, Grantor shall assemble the personal property and make it available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.

(b) Grantor and Beneficiary agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word “Equipment” are or are to become fixtures on the Real Estate; (ii) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a “fixture filing” within the meaning of Sections 9-334 and 9-502 of the Code; (iii) Grantor is the record owner of the Real Estate; and (iv) the addresses of Grantor and Beneficiary are as set forth on the first page of this Deed of Trust.

(c) Grantor, upon request by Beneficiary from time to time, shall execute, acknowledge and deliver to Beneficiary one or more separate security agreements, in form reasonably satisfactory to Beneficiary, covering all or any part of the Trust Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Beneficiary may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Deed of Trust and such security instrument. Grantor further agrees to pay to Beneficiary on demand all reasonable costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Beneficiary shall reasonably require. If Grantor shall fail to furnish any financing or continuation statement within 10 days after reasonable request by Beneficiary, then pursuant to the provisions of the Code, Grantor hereby authorizes Beneficiary, without the signature of Grantor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Beneficiary to proceed against any personal property encumbered by this Deed of Trust as real property, as set forth above.

23. Assignment of Rents. Grantor hereby assigns to Trustee, for the benefit of Beneficiary, the Rents as further security for the payment and performance of the Obligations, and Grantor grants to Trustee and Beneficiary the right to enter the Trust Property for the purpose of collecting the same and to let the Trust Property or any part thereof, and to apply the

Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations is paid in full, but Beneficiary and Trustee hereby waive the right to enter the Trust Property for the purpose of collecting the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents until the occurrence and continuation of an Event of Default under this Deed of Trust; such right of Grantor to collect, receive, use and retain the Rents may be revoked by Beneficiary upon the occurrence of any Event of Default under this Deed of Trust by giving not less than five days’ written notice of such revocation to Grantor; in the event such notice is given, Grantor shall pay over to Beneficiary, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Beneficiary, or to any such receiver, the fair and reasonable rental value as determined by Beneficiary for the use and occupancy of the Trust Property or of such part thereof as may be in the possession of Grantor or any affiliate of Grantor, and upon default in any such payment Grantor and any such affiliate will vacate and surrender the possession of the Trust Property to Beneficiary or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

24. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Grantor. Within 10 days after request by Beneficiary, Grantor shall furnish Beneficiary satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Beneficiary, which statement shall be certified by Grantor.

25. Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Trust Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed of Trust nor shall any holder of any subordinate lien or subordinate deed of trust join any tenant under any Lease in any trustee’s sale or action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed of Trust all subordinate lienholders and the trustees and beneficiaries under subordinate deeds of trust are subject to and notified of this provision, and any action taken by any such lienholder or trustee or beneficiary contrary to this provision shall be null and void. Upon the occurrence and continuation of any Event of Default, Beneficiary may, in its sole discretion and without regard to the adequacy of its security under this Deed of Trust, apply all or any part of any amounts on deposit with Beneficiary under this Deed of Trust against all or any part of the Obligations. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Beneficiary on account of such Default or Event of Default.

26. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of subsection 14.2 of the Credit Agreement to Grantor and to Beneficiary as specified therein

27. No Oral Modification. This Deed of Trust may not be amended, supplemented, terminated orally or otherwise modified except in accordance with the provisions of subsection 14.1 of the Credit Agreement. Any agreement made by Grantor and Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate deed of trust, lien or encumbrance. Trustee’s execution of any written agreement between Grantor and Beneficiary shall not be required for the effectiveness thereof as between Grantor and Beneficiary.

28. Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Deed of Trust or in any provisions of the Obligations or Loan Documents, the obligations of Grantor and of any other obligor under the Obligations or Loan Documents shall be subject to the limitation that Beneficiary shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Beneficiary, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Beneficiary.

29. Grantor’s Waiver of Rights. To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Trustee or Beneficiary of the power of sale or other rights hereby created. Grantor further waives, to the extent permitted by applicable law, all errors and imperfections in any proceedings instituted by Beneficiary under this Deed of Trust and all notices of any Event of Default (except as may be provided for under the terms of this Deed of Trust or the other Loan Documents) or of Beneficiary’s election to exercise or its actual exercise of any right, remedy or recourse provided for under this Deed of Trust.

30. Remedies Not Exclusive . Beneficiary and Trustee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary’s or Trustee’s right to realize upon or enforce any other security now or hereafter held by Beneficiary or Trustee, it being agreed that Beneficiary and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as Beneficiary may determine in its absolute discretion. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Beneficiary or Trustee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary or Trustee, as the case may be. In no event shall Beneficiary or Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents, or the appointment of a receiver and the entry of such receiver on to all or any part of the Trust Property), be deemed a “Beneficiary in possession,” and neither Beneficiary nor Trustee shall in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

31. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single trustee’s sale or foreclosure action all trustee’s sale or foreclosure proceedings against all such collateral securing the Obligations (including the Trust Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated trustee’s sale or foreclosure action is a specific inducement to Beneficiary to extend the Obligations, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Trustee or Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Trust Property or against any collateral other than the Trust Property, which collateral directly or indirectly secures the Obligations, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee’s sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Beneficiary may commence or continue any trustee’s sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. The commencement or continuation of proceedings to sell the Trust Property in a trustee’s sale, to foreclose this Deed of Trust or the exercise of any other rights hereunder or the recovery of any judgment by Beneficiary or the occurrence of any sale by the Trustee in any such proceedings shall not prejudice, limit or preclude Beneficiary’s right to commence or continue one or more trustee’s sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee’s sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Real Estate is located) which directly or indirectly secures the Obligations, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Beneficiary may, at its election, cause the sale of all collateral which is the subject of a single trustee’s sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

32. Successors and Assigns. All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Beneficiary and Trustee and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary or Trustee at any time if in the sole discretion of either of them such waiver is deemed advisable. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Trust Property, and shall inure to the benefit of Beneficiary, its successors and assigns. Without limiting the generality of the foregoing, any successor to Trustee appointed by Beneficiary shall succeed to all rights of Trustee as if such successor had been originally named as Trustee hereunder. The word “Grantor” shall be construed as if it read “Grantors” whenever the sense of this Deed of Trust so requires and if there shall be more than one Grantor, the obligations of the Grantors shall be joint and several.

33. No Waivers, etc. Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary or Trustee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate deed of trust or the holder of any subordinate lien on the Trust Property, any part of the security held for the obligations secured by this Deed of Trust without, as to the remainder of the security, in anywise impairing or affecting this Deed of Trust or the priority of this Deed of Trust over any subordinate lien or deed of trust.

34. Governing Law, etc. This Deed of Trust shall be governed by and construed in accordance with the laws of North Carolina, except that Grantor expressly acknowledges that by its terms the Note shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Grantor agrees that in any in personam proceeding related to this Deed of Trust the rights of the parties to this Deed of Trust shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

35. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word “Grantor” shall mean “each Grantor or any subsequent owner or owners of the Trust Property or any part thereof or interest therein,” the word “Beneficiary” shall mean “Beneficiary or any successor agent for the Lenders,” the word “Trustee” shall mean “Trustee and any successor trustee hereunder,” the word “Notes”[or “Guarantee” shall mean “the Notes” “Credit Agreement”, the “Guarantee” or any other evidence of indebtedness secured by this Deed of Trust,” the word “person” shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words “Trust Property” shall include any portion of the Trust Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience or reference only and in no way limit or amplify the provisions hereof.

36. Trustee’s Powers and Liabilities.

(a) Trustee, by acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof.

(b) Trustee, may resign at any time upon giving thirty (30) days’ notice in writing to Grantor and to Beneficiary.

(c) Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, inability to act of Trustee, or absence from the State of North Carolina of Trustee, or in its sole discretion for any reason whatsoever Beneficiary, without notice and without specifying the reason therefor and without applying to any court, may select and appoint a successor trustee, and all powers, rights, duties and authority of the former Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of his duties unless required by Beneficiary. Such substitute trustee shall be appointed by written instrument duly recorded in the county where the Real Estate is located. Grantor hereby ratifies and confirms any and all acts which the herein-named Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. Grantor hereby agrees, on behalf of itself and of its heirs, executors, administrators and assigns, that, in the absence of manifest error or misstatement, the recitals contained in any deed or deeds executed in due form by any Trustee or substitute trustee, acting under the provisions of this instrument, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deed or deeds and the passing of title thereby.

(d) Trustee shall not be required to see that this Deed of Trust is recorded, nor be liable for its validity or its priority as a first deed of trust, or otherwise, nor shall Trustee be answerable or responsible for performance of observance of the covenants and agreements imposed upon Grantor or Beneficiary, by this Deed of Trust or any other agreement. Trustee, as well as Beneficiary, shall have authority in their respective discretion to employ agents and attorneys in the execution of this trust and to protect the interest of the Beneficiary hereunder, and to the extent permitted by law they shall be compensated and all expenses relating to the employment of such agents and/or attorneys, including expenses of litigation, shall be paid out of the proceeds of the sale of the Trust Property conveyed hereby should a sale be had, but if no such sale be had, all sums shall be recoverable to the extent permitted by law by all remedies at law or in equity by which the Obligations may be recovered.

(e) At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and without affecting the effect of this Deed of Trust upon the remainder of the Trust Property; Trustee may (i) reconvey any part of the Trust Property, (ii) consent in writing to the making of any map or plat thereof, (iii) join in granting any easement thereon, or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof.

37. Last Dollars Secured. This Deed of Trust secures only a portion of the indebtedness owing or which may become owing by the Grantor to the Secured Parties. The parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties’ intent that the portion of the indebtedness last remaining unpaid shall be secured hereby.

38. Receipt of Copy. Grantor acknowledges that it has received a true copy of this Deed of Trust.

IN WITNESS WHEREOF, the undersigned, by its duly elected officers and pursuant to proper authority of its board of directors has duly executed, acknowledged and delivered this instrument on April 25, 2003, which instrument is intended to be effective as of April 29, 2003.

THE COLOR WORKS, INC.

By:	/s/
Neil A. Frederick, Treasurer

Signed, sealed and delivered in our presence

/s/
Lewis H. Aronson, Vice President

State of New York	)
)
County of Chautauqua	)

On April 25, 2003, before me, Lucille G. Marts, personally appeared Neil A. Frederick, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

/s/ LUCILLE G. MARTS	(Seal)
Signature

Schedule A

Description of the Premises

[Attach Legal Description of all parcels]

DEED OF TRUST, SECURITY AGREEMENT AND

ASSIGNMENT OF LEASES AND RENTS

from

THE COLOR WORKS, INC., Grantor

to

C. PATRICK CROSBY, ESQ., Trustee

for the use and

benefit of

JPMORGAN CHASE BANK, as Administrative Agent, Beneficiary

(COLLATERAL IS OR INCLUDES FIXTURES)

DATED AS OF APRIL 29, 2003

This Deed of Trust has been prepared by, and

after recording, please return to:

Simpson Thacher & Bartlett

425 Lexington Avenue

New York, New York 10017

ATTN: Krista McManus, Esq.

.Table of Contents

21.	Extension, Release, etc.	21

22.	Security Agreement under Uniform Commercial Code	21

23.	Assignment of Rents	22

24.	Trust Funds	23

25.	Additional Rights	23

26.	Notices	23

27.	No Oral Modification	23

28.	Partial Invalidity	24

29.	Grantor’s Waiver of Rights	24

30.	Remedies Not Exclusive	24

31.	Multiple Security	25

32.	Successors and Assigns	26

33.	No Waivers, etc.	26

38.	Receipt of Copy. .	28

34.	Governing Law, etc.	26

35.	Certain Definitions	27

36.	Trustee’s Powers and Liabilities.	27

37.	Last Dollars Secured. .	28

Schedule A		2

ii